                                                                  Exhibit 10.16

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF
ANY STATE OR FOREIGN JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT
COMPLIANCE WITH APPLICABLE FEDERAL, STATE OR FOREIGN SECURITIES LAWS. IN
ADDITION, TRANSFER OR OTHER DISPOSITION OF THE LIMITED LIABILITY COMPANY
INTERESTS IS RESTRICTED AS PROVIDED IN THIS AGREEMENT.

                                    GCP, LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                                   dated as of

                                  June 27, 2000

                                      among

                              Greenhill & Co., LLC

                                     and the

                               Individual Members

                                    ARTICLE 1
                               GENERAL PROVISIONS

                                    ARTICLE 2
              GOVERNANCE; MANAGEMENT AND OPERATIONS OF THE COMPANY

                                    ARTICLE 3
                 CARRIED INTEREST POINTS; CERTAIN OTHER MATTERS

                                    ARTICLE 4
                                    EXPENSES

SECTION 4.01.    Definition of Expenses...........................................17
SECTION 4.02.    Responsibility for Company Expenses among the Members............17

                                       2

                                    ARTICLE 5
                              CAPITAL CONTRIBUTIONS

SECTION 5.01.    Capital Contributions............................................17
SECTION 5.02.    Payment of Capital Contributions.................................17

                                    ARTICLE 6
                  CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

                                    ARTICLE 7
                          REPORTS TO INDIVIDUAL MEMBERS

SECTION 7.01.    Reports..........................................................21

                                    ARTICLE 8
                   LIABILITY; EXCULPATION AND INDEMNIFICATION

SECTION 8.01.    Liability for Debts of the Company; Limited Liability............22
SECTION 8.02.    Exculpation and Indemnification..................................22

                                    ARTICLE 9
                     DURATION AND DISSOLUTION OF THE COMPANY

                                   ARTICLE 10
                     TRANSFERABILITY OF A MEMBER'S INTEREST

SECTION 10.01.   Restrictions on Transfer.........................................26
SECTION 10.02.   Expenses of Transfer; Indemnification............................26
SECTION 10.03.   Recognition of Transfer; Substituted Members.....................26

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01.   Entire Agreement; Amendments; Waivers; Termination...............28
SECTION 11.02.   Mergers and Consolidations.......................................28

                                       3

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                    GCP, LLC
  (a limited liability company formed under the laws of the State of Delaware)

     LIMITED LIABILITY COMPANY AGREEMENT dated and effective as of June 27, 2000 of GCP, LLC among Greenhill & Co., LLC, a Delaware limited liability company
("Greenhill"), the Individual Members party hereto and any Individual Members who become parties hereto after the date hereof pursuant to Section 1.09, each in the capacity as a Member.

                                   WITNESSETH:

     WHEREAS, Greenhill and the Individual Members wish to associate themselves as members of the Company and to form the Company as a limited liability company under the laws of the State of Delaware and on the terms set forth in this
Agreement;

     NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                               GENERAL PROVISIONS

     SECTION 1.01. Definitions. Capitalized terms used herein without definition have the meanings assigned to them in Appendix A hereto.

     SECTION 1.02. Formation of the Company. The Company was formed upon the filing of the Company's certificate of formation (such certificate, as amended or restated, the "Certificate of Limited Liability Company") in the office of the Secretary of State of the State of Delaware on, 2000 under the Delaware
Limited Liability Company Act 6 Del. Sections 18-101, et seq. (as amended from time to time, the "Delaware Act"). Effective upon the execution hereof, the rights, duties and obligations of the Members shall be as provided in this
Agreement and, except as herein otherwise expressly provided, in the Delaware
Act.

     SECTION 1.03. Name of the Company. The name of the Company is GCP, LLC. The business of the Company shall be conducted under such name or such other names
(upon notice to all the Members) as the Management Board may from time to time determine.

     SECTION 1.04. Purposes of the Company and Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is engaging in, any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing. Without limiting the generality of the foregoing, the purpose of the Company is also to act as the general partner of GCP, L.P. (the "Partnership"), which is the general partner of each of Greenhill Capital Partners, L.P., Greenhill Capital
Partners (Cayman) L.P., Greenhill Capital Partners (Executives), L.P., and
Greenhill Capital, L.P. (individually, a "Fund" and collectively the "Funds").
In furtherance of its purposes, (a) the Company shall have and may exercise all of the powers now or hereafter conferred by Delaware law on limited liability companies formed under the Delaware Act, including without limitation, all of the powers that may be exercised on behalf of the Company by any of its Members, and (b) the Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company.

     SECTION 1.05. Office; Registered Agent. (a) The Company's registered agent and office in the State of Delaware shall be The Corporation Trust Company,
Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County,
Delaware 19801.

     (b) The business address of the Company shall be 31 West 52nd Street, New
York, New York 10019, or (upon notice to all the Members) such other address as may be designated by the Management Board.

     SECTION 1.06. Title to Company Property.(a) All property of the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member, individually, shall have any direct ownership interest in such property. Title to all such property shall be held in the name of the Company and all securities shall be registered in the name of the
Company.

     (b) The Company shall, subject to the terms of this Agreement, be the exclusive beneficial holder of all securities and other property acquired in connection with any investment made by the Company and of any property transferred to the Company, and the Company shall make any such filings as may be required or desirable in connection therewith.

     (c) Any and all rights, including, without limitation, voting rights, rights to consent to, object to or grant waivers with respect to partnership, limited liability company and corporate action, rights to sell, transfer or encumber any securities or other property held by the Company and any rights arising out of or relating to any documents the Company is party to, including the right to consent to or object to any proposed amendment or modification thereof or waiver thereunder, shall be vested exclusively in the Company and shall be exercised only by the Company and no Member either alone or acting with one or more other Members shall have any such rights with respect to such securities or property.

     SECTION 1.07. Filing of Certificates. Each Senior Member and each Person authorized by the Management Board is hereby designated as an authorized person, within the meaning of the Delaware Act, to execute, deliver and file, or to cause the execution, delivery and filing of, the Certificate of Formation of the
Company (and any amendments or restatements thereof) and all other certificates required or permitted by the Delaware Act to be filed in the office of the
Secretary of State of the State of Delaware and any other certificates, notices, statements or other instruments (and any amendments or restatements thereof)
necessary or advisable for the formation of the Company or the operation of the
Company in all jurisdictions where the Company may elect to do business.

     SECTION 1.08. Admission of Members. Greenhill and each Individual Member whose name appears on Schedule I shall be admitted to the Company on the date hereof as a Member (and shall be shown as such on the books and records of the
Company) upon the execution and delivery by (or, pursuant to a power-of-attorney, on behalf of) such Member and a Senior Member on behalf of the Management Board of counterparts of this Agreement.

     SECTION 1.09. Subsequent Admission of Individual Members. (a) At any time, the Management Board may cause the Company to admit additional Persons as
Individual Members; provided that no Person may be admitted to the Company if, as a result of such admission, the Company or the Partnership or any Fund would not be exempt from the provisions of the Investment Company Act. A Person shall become an Individual Member (and shall be shown as such on the books and records of the Company) upon execution and delivery by (or, pursuant to a power-of-attorney, on behalf of) such Person and a Senior Member on behalf of the Management Board of counterparts of this Agreement. The admission of any additional Individual Member to the Company pursuant to this Section 1.09 shall not require the approval of any Individual Member existing immediately prior to such admission.

     (b) The Individual Members shall share in distributions or items of income or gain of the Company attributable to any Partnership Investment made prior to the date such Person becomes an Individual Member to the extent set forth in
Articles 3 and 6.

     (c) No additional Individual Member shall be admitted to the Company if the admission of such Individual Member would, in the judgment of the Management
Board (i) jeopardize the status of the Company as a partnership for United
States federal income tax purposes, (ii) cause a dissolution of the Company under the Delaware Act, (iii) cause the Company's assets to be deemed "plan assets" for purposes of ERISA, (iv) cause the Company to be an "investment company" within the meaning of the Investment Company Act (except for purposes of Section 12(d)(1) thereunder), (v) cause the Company to be in violation of the Advisers Act, or (vi) violate, or cause the Company to violate, any applicable law or regulation, including any applicable federal or state securities laws.

     (d) Notwithstanding anything herein to the contrary, each Member hereby approves of any amendment of this Agreement and of the Certificate of Limited
Liability Company necessary to effect the admission of any Person as a Member pursuant to Section 1.08 or this Section 1.09 or Article 10. Any amendment to this Agreement permitted under this paragraph (d) may be executed by a Senior
Member on behalf of each other Member pursuant to the Power of Attorney given by each other Member to the Senior Members pursuant to Section 11.08.

                                    ARTICLE 2
              GOVERNANCE; MANAGEMENT AND OPERATIONS OF THE COMPANY

     SECTION 2.01. Management of the Company. The business and affairs of the
Company shall be managed by and under the direction of a board established pursuant to, and with the powers and authority set forth in, this Article 2 (the
"Management Board"). Except as otherwise expressly provided herein, the
Management Board shall have complete and exclusive discretion in the management and control of the affairs and business of the Company, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary or advisable or incidental thereto, including doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement (and is hereby authorized and directed, on behalf of the Company, to do all such things and to take all such actions without any further act, vote, consent or approval of any
Member). Except as otherwise expressly provided herein, the Management Board may delegate such general or specific authority to officers, Members, employees or agents of the Company as the Management Board considers desirable from time to time, and such officers, Members, employees or agents of the Company may, subject to any restraints or limitations imposed by the Management Board, exercise the authority granted to them.

     SECTION 2.02. The Management Board. The Management Board shall be initially comprised of Robert H. Niehaus, Robert F. Greenhill and Scott L. Bok (each, so long as such Person is a Managing Director of Greenhill, a "Senior Member") and,
thereafter, the Management Board may appoint one or more additional members.

     SECTION 2.03. Procedures relating to the Management Board. (a) Any
Management Board member may resign at any time by giving written notice of his resignation to the Management Board. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified

therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

     (b) Each Senior Member shall serve on the Management Board for so long as he is a Managing Director of Greenhill.

     (c) Any Management Board member, other than a Senior Member, may be removed at any time, with or without cause, by the affirmative vote of each of the
Senior Members. A Management Board member whose employment with the Company or
Greenhill is terminated for any reason shall be replaced by a Person designated by the Management Board.

     SECTION 2.04. Meetings of the Management Board. The Management Board shall hold regular meetings at such time and place as shall be determined by the
Management Board. No advance notice of any meeting shall be required and all meetings may be held by telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

     SECTION 2.05. Quorum; Voting. A quorum for any meeting of the Management
Board shall be constituted by at least 75% of the Management Board members;
provided that each of the Senior Members shall be required to constitute a quorum. The affirmative vote of each of the Senior Members shall be required for any act or decision of the Management Board; provided that, if the Management
Board consists of other Persons in addition to the Senior Members, then the affirmative vote of at least 75% of the members of the Management Board shall also be required for any act or decision thereof. Each member of the Management
Board may authorize another person or persons to vote and act for such member by proxy, and such person or persons holding such proxy shall be counted towards the determination of whether a quorum of the Management Board is present.

     SECTION 2.06. Powers of the Management Board. Without limiting the generality of the authority of the Management Board set forth in Section 2.01, the Management Board hereby is authorized and empowered in the name and on behalf of the Company and to the extent applicable and permitted under this
Agreement and the Partnership Agreement:

     (a) to serve as the general partner of the Partnership and, with respect to the Partnership, exercise such powers as are conferred on the general partner under the Partnership Agreement, unless otherwise specifically provided herein;

     (b) to acquire and hold the Company's general partner interest in the
Partnership, and to sell, transfer, exchange, or otherwise dispose of such interest, and otherwise to exercise all rights, powers, privileges, options and other incidents of

ownership or possession with respect to such interest or any other assets or property held or owned by the Company or the Partnership;

     (c) to employ attorneys and accountants of the Company, which attorneys and accountants may also serve as counsel and auditors to the Partnership or any of their respective Affiliates;

     (d) to deposit the funds of the Company in the Company name in any bank or trust company and to entrust to any such bank or trust company any of the securities, monies, documents and papers belonging to or relating to the
Company, or to deposit in and entrust to any brokerage firm that is a member of any national securities exchange any of said funds, securities, monies, documents and papers;

     (e) to set aside funds for reasonable reserves, reasonably anticipated contingencies and reasonable working capital in the Company and the Partnership;

     (f) to make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss and deduction, and as to all other relevant matters, as the Management Board deems necessary, appropriate or advisable, including elections referred to in Section 754 of the Code, and a determination of which items of cash outlay are to be capitalized or treated as current expenses;

     (g) to sue, prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment in respect of claims against the Company and to execute all documents and make all representations, admissions and waivers in connection therewith;

     (h) to enter into, make and perform all contracts, agreements, instruments and other undertakings as the Management Board may determine to be necessary, advisable or incidental to carrying out of the objects and purposes of the
Company;

     (i) to cause the execution and delivery of such documents and performance of such acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification and operation of a limited liability company under the laws of each jurisdiction in which the Management Board determines it is necessary or advisable for the
Company to conduct business; and

     (j) to do and perform everything that may be necessary, advisable, suitable or proper for the conduct of the Company's business for the carrying out of the purposes and objects hereinbefore enumerated, including the delegation to any
Person or Persons of such functions and authorities as the Management Board may determine.

     Any Person not a party to this Agreement dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Management
Board, as

evidenced by the signature of any Senior Member, to bind the Company in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of and in the name of the Company as and to the extent set forth in this Agreement.

     Notwithstanding any other provision of this Agreement, the Company, and any
Senior Member on behalf of the Company, may execute, deliver and perform the
Partnership Agreement, the Management Agreement among Greenhill Management Co.,
LLC and the Funds, and any amendments to such documents, all without any further act, vote or approval of any Member or other Person. Robert H. Niehaus is hereby authorized to enter into and perform on behalf of the Company the documents described in the immediately preceding sentence, but such authorization shall not be deemed a restriction on the power of a Senior Member to enter into other documents on behalf of the Company (subject to any other restrictions expressly set forth in this Agreement).

     SECTION 2.07. Operations Committee. The Management Board will meet regularly with the Advisory Committee of the Partnership to evaluate and discuss potential investments and to review the performance of existing investments of the Funds.

     SECTION 2.08. Transactions with Affiliates. To the extent permitted by applicable law, the Company is hereby authorized to purchase property, securities, options or other assets from, sell property, securities, options or other assets to, borrow funds from, or otherwise deal with, Greenhill (acting other than in its capacity as a Member), any Affiliate of Greenhill, any Person
in which a Partnership or Fund Investment has been or is proposed to be made, any Person having an interest in such Partnership or Fund Investment (or any underlying assets) or any Affiliate of any such Persons; provided that (i) any such dealing (A) shall be on terms no less favorable to the Company than would be available from unaffiliated Persons and (B) shall not otherwise be in violation of this Agreement. In connection with any services performed by any
Affiliate of Greenhill for the Company, such Affiliate shall be entitled to be compensated by the Company for such services to the extent such compensation is a Company Expense, and the amount of such compensation shall be determined by the Management Board in its discretion; provided that such compensation at any time shall not exceed the amount such Affiliate would customarily receive from third parties as compensation at such time for the performance of similar services. Each Individual Member acknowledges and agrees that the purchase or sale of property or other assets, the performance of services, other dealings or the receipt of compensation may give rise to conflicts of interest between the
Company and the Individual Members, on the one hand, and Greenhill or any
Affiliate of Greenhill, on the other hand.

     SECTION 2.09. Other Activities. (a) The Senior Members shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company.

     (b) Nothing contained in this Agreement shall be deemed to prohibit or otherwise limit any Individual Member (or Affiliate thereof) from entering into transactions with the Company, making investments in Persons or assets in which
Partnership or Fund Investments have been or are proposed to be made, in Persons having an interest in such Partnership or Fund Investments (or any underlying assets) or in any Affiliates of any such Persons or providing financing to any such Person.

     SECTION 2.10. Books and Records; Accounting Method; Fiscal Year. (a) The
Management Board shall keep or cause to be kept at the address of the Company
(or at such other place as shall be notified to the Members in writing) full and accurate books and records of the Company. Each Member shall be shown as a
Member on such books and records. Subject to Section 2.10(b), such books and records shall be available, upon 10 Business Days' notice to the Management
Board, for inspection at the offices of the Company at reasonable times during business hours on any Business Day by each Member or his duly authorized agents or representatives for a purpose reasonably related to such Individual Member's interest as a Member.

     (b) Each Individual Member agrees that (i) the books and records of the
Company contain confidential information relating to the Company and its affairs and (ii) except for information otherwise required to be provided or made available to Individual Members pursuant to this Agreement, the Management Board may, to the maximum extent permitted by applicable law, keep confidential from the Individual Members any information (excluding any financial statements of the Company and underlying documentation supporting such financial statements)
the disclosure of which the Management Board reasonably believes is adverse to the interests of the Company (including information relating to any Partnership or Fund Investment or underlying assets or any Person that is, directly or indirectly, the subject of any Partnership or Fund Investment) or which the
Company, Greenhill or the Management Board is required by law, agreement or otherwise to keep confidential.

     (c) Except as otherwise provided in this Agreement, the Company's books of account shall be kept on the same basis followed by the Company for federal income tax purposes.

     SECTION 2.11. Partnership for Tax Purposes; Company Tax Returns. (a) The
Members agree that it is their intention that the Company shall be treated as a partnership for purposes of United States federal, state and local income tax laws, and further agree not to take any position or make any election, in a tax return or otherwise, inconsistent therewith. In furtherance of the foregoing, the Company will file an information return as a partnership for United States federal income tax purposes. If a change in applicable law (including a revenue ruling, revenue procedure or other administrative pronouncement) would cause the
Company not to be treated as a partnership for United States federal income tax purposes, the Members shall endeavor in good faith to reach an agreement on restructuring the Company so that it will be so treated (which may, subject to the

following proviso, entail a merger of the Company into an entity treated as a partnership for federal income tax purposes); provided that no Member shall be required to agree to any restructuring that it reasonably determines would have an adverse effect on the assets, properties, business or condition, or otherwise would be adverse to the interests of or cause the incurrence of any material expenditure by, such Member or any Affiliate of such Member.

     (b) The Management Board shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Management Board may, in its discretion, make, or refrain from making, any federal, state or local income or other tax elections for the Company that it deems necessary or advisable, including an election pursuant to Code Section 754.

     (c) The Senior Managing Member is hereby designated as the Company's "Tax
Matters Partner" under Code Section 6231(a)(7). The Tax Matters Partner is specifically directed and authorized to take whatever steps the Management
Board, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue
Service and taking such other action as may from time to time be required under
Treasury regulations. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be Company Expenses. Any Member shall have the right to participate in any administrative proceedings relating to the determination of
Company items at the Company level. Each Individual Member that elects to participate in such proceedings shall be responsible for any expenses incurred by such Individual Member in connection with such participation. Further, an
Individual Member shall notify the Tax Matters Partner in a timely manner of its intention to: (i) file a notice of inconsistent treatment under Code Section
6222(b); (ii) file a request for administrative adjustment of Company items;
(iii) file a petition with respect to any Company item or other tax matters involving the Company; or (iv) enter into a settlement agreement with the
Secretary of the Treasury with respect to any Company items. Upon any such notification, the Tax Matters Partner may, if it agrees with the Individual
Member's position, elect (at its discretion) to make such filing or enter into such agreement, as applicable and practicable, on behalf of the Company. The expenses in connection with any resulting audits or adjustments of an Individual
Member's tax return shall be borne solely by the affected Individual Member.

     (d) The Management Board may, in its discretion, take appropriate steps on behalf of the Company that it deems necessary or advisable to comply with the laws of non-U.S. jurisdictions.

     SECTION 2.12. Confidentiality. (a) Each Individual Member agrees to keep confidential, and not to make any use of (other than for purposes reasonably related to his interest in the Company or for purposes of filing such Individual
Member's tax returns or for other routine matters required by law) nor to disclose to any Person (other than to appropriate employees of Greenhill or its
Affiliates associated with the business of the

Company), any Proprietary Information or any other information or matter relating to the Company, the Partnership or the Funds and any of their respective affairs or to any Partnership or Fund Investment (other than disclosure to employees, agents, advisors, or representatives of the Company responsible for matters relating to the Company (each such Person being hereinafter referred to as an "Authorized Representative")); provided that such
Individual Member and such Authorized Representatives may make such disclosure to the extent that the information being disclosed is publicly known at the time of proposed disclosure by such Individual Member or Authorized Representative, the information subsequently becomes publicly known through no act or omission of such Individual Member or Authorized Representative, such disclosure, in the written opinion of legal counsel of such Individual Member reasonably acceptable to the Management Board, is required by law or regulation or by any regulatory authority or self-regulatory organization having jurisdiction over such
Individual Member or such disclosure is approved in advance by the Management
Board. Notwithstanding the foregoing, the Management Board may disclose to the
Limited Partners such information relating to the Company, the Partnership or the Funds as may be required by the Partnership Agreement. Prior to making any disclosure required by law, regulation, regulatory authority or self-regulatory organization, each Individual Member shall notify the Management Board of such disclosure and deliver to the Management Board the opinion referred to above.
Prior to any disclosure to any Authorized Representative, each Individual Member shall advise such Authorized Representative of the obligations set forth in this
Section 2.12(a) and obtain the agreement of such Person to be bound by the terms of such obligation.

     (b) The obligations of each Individual Member under this Section 2.12 shall survive for a period of five years after the date such Individual Member ceases to be a Member. If the Company is dissolved, the obligation of each Individual
Member under this Section 2.12 who is an Individual Member at the time of such dissolution shall survive for a period of five years thereafter.

     (c) Each party acknowledges and agrees that the covenants contained in this
Section 2.12 have been negotiated in good faith by the parties hereto, are reasonable and are not more restrictive or broader than are necessary to protect the interests of the Members and the Company, and would not achieve their intended purpose if they were on different terms or for periods of time shorter than the periods of time provided herein. Each party further acknowledges and agrees that the business of the Company, the Partnership and the Funds is highly competitive, that no party hereto would enter into this Agreement but for the covenants contained in this Section 2.12 and that such covenants are essential to protect the value of the business of the Company, the Partnership and the
Funds.

     SECTION 2.13. Investment of Funds. Cash held by the Company, including all amounts being held by the Company for future investment in Partnership
Investments, payment of expenses or distributions to Members may be invested in such instruments as

                                       10

the Management Board, or any Person which it has retained to manage such cash, in its discretion deems appropriate.

     SECTION 2.14. Other Authority. The Members agree to use their best efforts to operate the Company in such a way that (i) the Company, the Partnership and the Funds would be exempt from the provisions of the Investment Company Act,
(ii) none of the Company's assets would be deemed to be "plan assets" for purposes of Section 4975 of the Code or ERISA, (iii) the Company would be in compliance with the Advisers Act, and (iv) the Company would be in compliance with any other material law, regulation, order or guideline applicable to the
Company. The Management Board is hereby authorized to take any action it has determined in good faith to be necessary or desirable in order for (i) the
Company's assets not to be "plan assets" for purposes of ERISA, (ii) the
Company, the Partnership and the Funds to be exempt from the provisions of the
Investment Company Act, (iii) the Company not to be in violation of the Advisers
Act and (iv) the Company not to be in violation of any other material law, regulation, order or guideline applicable to the Company, including, in each case, (x) making any structural, operating or other changes in the Company by amending this Agreement, (y) requiring the sale in whole or in part of an
Individual Member's limited liability company interest in the Company with respect to or as a result of whom such violation arose, or otherwise causing the withdrawal of such Individual Member from the Company, or (z) dissolving the
Company. Any action taken by the Management Board pursuant to Section 2.14 shall not require the approval of any Individual Member.

                                    ARTICLE 3
                 CARRIED INTEREST POINTS; CERTAIN OTHER MATTERS

     SECTION 3.01. General Provisions. (a) The Management Board, upon the recommendation of the Senior Managing Member, shall be solely responsible for making all determinations as to the Carried Interest Points of the Private
Equity Limited Partners, and Greenhill shall be solely responsible for making all determinations as to the Carried Interest Points of the Advisory Limited
Partners, in each case in accordance with Article 3 of the Partnership
Agreement, at such times and in such amounts as it shall deem advisable. All other determinations necessary or desirable under the Partnership Agreement with respect to such Carried Interest Points, shall be determined by the Management
Board upon the recommendation of the Senior Managing Member.

     (b) The Management Board will be responsible for making determinations as to the Carried Interest Points of the Members; provided that if no consensus can be reached among the members of the Management Board, then each Senior Member will be entitled to the Carried Interest Points set forth on Schedule I hereto for each year.

                                       11

     (c) The members of the Management Board, the Senior Managing Member and
Greenhill shall not be liable to the Company or the Members for anything whatsoever in connection with this Agreement except for the gross negligence or willful misconduct of the members of the Management Board, the Senior Managing
Member or Greenhill. In the performance of their respective functions with respect to this Agreement, the members of the Management Board, the Senior
Managing Member and Greenhill shall be entitled to rely upon information and advice furnished by officers, accountants or legal counsel of Greenhill or its
Affiliates, or by any other party the members of the Management Board, the
Senior Managing Member or Greenhill deems necessary or appropriate as to matters the members of the Management Board, the Senior Managing Member or Greenhill
reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the
Company, and the members of the Management Board, the Senior Managing Member and
Greenhill shall not be liable to the Company or the Members for any action taken or not taken in good faith reliance upon any such advice. The members of the
Management Board, the Senior Managing Member and Greenhill may delegate such of their respective responsibilities hereunder as the members of the Management
Board, the Senior Managing Member or Greenhill deems appropriate to one or more officers or directors of Greenhill or its Affiliates and in performing such delegated responsibilities, such persons shall have the benefit of all the protections afforded the members of the Management Board, the Senior Managing
Member and Greenhill under this Agreement.

     SECTION 3.02. Assignment of Carried Interest Points. (a) On or prior to
January 1 of each fiscal year, or as soon as practicable thereafter (the "Annual
Allocation Date"), the Management Board shall assign each Member a number (which may include fractional numbers) of carried interest points (the "Carried
Interest Points") for all Fund Investments made by all Funds during the fiscal year commencing on such January 1 (the "Carried Interest Annual Pool"). The aggregate number of Carried Interest Points for any Fund Investment shall be equal to the Carried Interest Points of the Company under the Partnership
Agreement (the "GP Points"), and the amount of the Carried Interest with respect to each Fund Investment for such fiscal year allocated to a Member shall be calculated by multiplying the Carried Interest by a fraction, the numerator of which shall be the number of points so awarded and the denominator of which shall be the GP Points Each Carry Participating Partner's share of the Carried
Interest for any Fund Investment is referred to herein as his "Carried Interest
Share". With respect to each Fund Investment made during the 2000 fiscal year and with respect to Members who have been admitted as such on the date of this
Agreement, the Carried Interest Points shall be set forth in Schedule I to this
Agreement with respect to such Member (the "Allocation Schedule"), which shall be maintained by the Management Board and the Company and updated to reflect any changes in the allocation of Carried Interest Points. The Management Board shall advise each Member of such Partner's Carried Interest Points in effect at any time. With respect to each Fund Investment made during any fiscal year, the
Carried Interest Points (as determined in accordance with this Section 3.02(a)
or adjusted in accordance with this Article 3) of each Member having an interest in such Fund

                                       12

Investment shall be set forth in the Allocation Schedule. Except as otherwise provided in this Article 3, such Carried Interest Points shall not be changed after they are determined in accordance with this Section 3.02(a).

     (b) The Management Board may award Carried Interest Points to newly admitted Members and may award additional Carried Interest Points to existing
Members at any time during the course of a fiscal year. In making such award the
Management Board may, in its discretion, determine whether the Carried Interest
Points assigned to such Person shall be calculated as if such Person was admitted as a Member on the date such award was determined or any other date or in any other manner that the Management Board in its discretion shall determine is appropriate in light of the circumstances giving rise to such determination.
Such awards shall be made either from Reserved Carried Interest Points, from
Reallocated Carried Interest Points, from Forfeited Carried Interest Points or through a reallocation of Carried Interest Points as provided in Section 3.03.

     (c) Notwithstanding anything in this Agreement to the contrary, the
Management Board may, in its discretion, elect to reserve a portion of the
Carried Interest Points for allocation at any time during the period ending on
January 31 of the fiscal year next succeeding the fiscal year for which an allocation of Carried Interest Points has been made to any Member or may be allocated additional Carried Interest Points under the Partnership Agreement
(the "Reserved Carried Interest Points"). During any fiscal year, all Reserved
Carried Interest Points with respect to the Fund Investments made during such fiscal year shall be initially allocated to Greenhill. To the extent such
Reserved Carried Interest Points are awarded to Members, the Allocation Schedule shall be revised accordingly to reflect such award. If the Reserved Carried
Interest Points have not been so allocated by January 31 of the next succeeding fiscal year, they shall be allocated pro rata among the Members based on each
Member's Carried Interest Share in the relevant Fund Investments.

     (d) If any Carried Interest Points awarded to any Member are later surrendered or forfeited by such Member or otherwise reduced in accordance with this Article 3, such surrendered, forfeited or reduced Carried Interest Points shall, unless otherwise determined by the Management Board in its discretion, be reallocated to the other Members and to the Partners in the Partnership on a pro
rata basis in accordance with their Carried Interest Share in the relevant Fund
Investments.

     SECTION 3.03. Pro Rata Dilution. Initially, the Carried Interest Points for
the Carried Interest Annual Pool for 2000 will be allocated as set forth in
Schedule I. If an additional Member admitted to the Company following the award of Carried Interest Points in any fiscal year or any other Member receives a
Carried Interest Point award which the Management Board determines is not to come from Reserved Carried Interest Points, from Reallocated Carried Interest
Points or from Forfeited Carried Interest Points, the number of Carried Interest
Points of the Partners will be reduced on a pro rata basis

                                       13

by the number of Carried Interest Points so awarded unless otherwise determined by the Management Board.

     SECTION 3.04. No Right to Continued Employment. Neither this Agreement nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any Member any right (i)(A) to be retained in the employ of Greenhill or the Company or any Affiliate thereof or (ii) to interfere with or to limit in any way the right of Greenhill or the Company or any Affiliate thereof to terminate the employment of such Member at any time or to transfer his or her employment within Greenhill or the Company or any Affiliate thereof to other activities from time to time.

     SECTION 3.05. Effect of Termination of Employment. (a) An Individual Member
whose employment with the Company and Greenhill terminates for any reason shall automatically (without any action being required on the part of the Company or any Member) and immediately become a "Special Member". Upon becoming a Special
Member, (i) such Individual Member shall no longer receive any new awards of
Carried Interest Points with respect to any Fund Investments and (ii) such
Individual Member's Carried Interest Points theretofore awarded may be reduced, eliminated or forfeited in accordance with this Section 3.05. Upon the complete liquidation of all Fund Investments in which a Special Member is a participant, such Special Member (i) shall cease to be a Member of the Company and (ii) shall not be entitled to any further distributions of Carried Interest under this
Agreement.

     (b) With respect to any Individual Member who becomes a Special Member and any Fund Investment in which such Individual Member has an interest prior to becoming a Special Member, such Individual Member shall continue to hold his or her Carried Interest Points theretofore awarded with respect to such Fund
Investment and shall be entitled to such Individual Member's Carried Interest
Share of such Fund Investment without reduction if such Individual Member becomes a Special Member as a result of (i) termination of employment due to permanent disability (as determined by the Management Board and Greenhill), (ii)
subject to Section 3.06(a), termination of employment due to death, or (iii) any other exception determined by the Management Board.

     (c) With respect to any Individual Member who becomes a Special Member as a result of the termination of employment for any reason other than those specified in Section 3.05(b) or 3.05(d), and any Fund Investment in which such
Individual Member has an interest prior to becoming a Special Member, such
Individual Member's Carried Interest Share of such Fund Investment shall be vested and become non-forfeitable in accordance with this Section 3.05(c). All
Persons who become Special Members as a result of termination of employment for any reason other than those specified in Section 3.05(b) or 3.05(d) (a
"Forfeiture Event") will be vested with respect to 33 1/3% of their Carried
Interest Share attributable to a Fund Investment made in any given fiscal year on January 1 of the year following the year such Fund Investment was made; will be vested

                                       14

with respect to 66 2/3% of their Carried Interest Share attributable to such
Fund Investment on January 1 of the second year following the year such Fund
Investment was made; and will be fully vested with respect to their Carried
Interest Share attributable to such Fund Investment on January 1 of the third year following the year such Fund Investment was made; provided that an
Individual Member will be vested with respect to 100% of his Carried Interest
Share attributable to a Fund Investment which is realized prior to the date on which he becomes a Special Member; and provided further that, on and after
January 1, 2003, an Individual Member who has held the position of Principal or any higher executive office of the Management Board or Greenhill continuously from June 1, 2000 through January 1, 2003 will be fully vested with respect to
100% of his Carried Interest Share attributable to all Fund Investments made prior to the date on which he becomes a Special Member. Individual Members shall be "Partially Reduced Members" with respect to the unvested portion of their
Carried Interest Share forfeited in accordance with this Section 3.05(c). The unvested portion of the Carried Interest Share of each Special Member shall be forfeited on the date of termination of employment and shall be reallocated as provided in Section 3.02(d). The number of Carried Interest Points so forfeited, derived by application of the foregoing percentages to such Carry Participating
Partner's Carried Interest Points in a Carried Interest Annual Pool, is
hereinafter referred to as the "Forfeited Carried Interest Points", and the
vested number of Carried Interest Points at such time, derived by application of the foregoing percentages to such Carry Participating Partner's Carried Interest
Points in such Carried Interest Annual Pool, is hereinafter referred to as the
"Vested Carried Interest Points".

     (d) With respect to any Individual Member who becomes a Special Member and any Fund Investment in which such Individual Member has an interest prior to becoming a Special Member, if such Individual Member becomes a Special Member as a result of an Elimination Event (a "Fully Reduced Partner"), such Individual
Member's Carried Interest Points with respect to such Fund Investment and any
Proceeds with respect to such Fund Investment that otherwise has been or could be allocated to such Individual Member at any time after such Individual Member becomes a Special Member shall be forfeited and shall be reallocated to other
Members as provided in Section 3.02(d).

     For purposes of this Agreement, the term "Elimination Event" means, with respect to any Individual Member at any time, (i) the termination of such
Individual Member's employment with the Company or Greenhill for Cause (or the termination of such Individual Member's employment with the Company or Greenhill for any reason and, following such termination, the Company or Greenhill determines that circumstances existed during such Individual Member's employment with the Company or Greenhill which would have entitled the Company or Greenhill to terminate such Individual Member's employment with the Company or Greenhill for Cause), (ii) the termination of such Individual Member's employment due to resignation with less than 30 days' notice, (iii) the termination of such
Individual Member's employment with the Company or Greenhill for any reason and, within 180 days of such termination (or during the 180 days preceding such termination), such Individual Member attempts or attempted to hire a

                                       15

person who is or was an employee of the Company or Greenhill, (iv) the termination of such Individual Member's employment with the Company or Greenhill for any reason and, within 180 days of such termination, the Individual Member solicits business of a customer or client of the Company or Greenhill, or (v)
the termination of such Individual Member due to disclosure by such Individual
Member (or in the event of termination of employment by reason of death, by such
Special Member's estate or any designated beneficiary or heir or personal representative that became a Special Member) of any Proprietary Information, without the consent of the Company or Greenhill or otherwise in contravention of
Section 2.12, to any unauthorized Person or the use of Proprietary Information by such Individual Member (or in the event of termination of employment by reason of death, by such Special Member's estate or any designated beneficiary or heir or personal representative that became a Special Member) other than in connection with the Company's or Greenhill's business where such disclosure or use may be adverse to the financial interests of the Company or Greenhill or their respective Affiliates (as determined by the Management Board in its discretion).

     SECTION 3.06. Other Provisions Relating to Special Members. (a) In the
event of the death of an Individual Member, such Individual Member shall cease to be a Member of the Company and the Company shall furnish to such Individual
Member's estate or designated beneficiary such information relating to the
Company's affairs and Fund Investments as such estate's executor or such designated beneficiary shall reasonably request in order to enable such estate or designated beneficiary to prepare and file tax returns and conduct audits or other proceedings relating to such tax returns; provided that such estate and its executor and any designated beneficiary shall have executed an instrument reasonably satisfactory to the Management Board agreeing to be bound by the confidentiality obligations set forth in Section 2.12 with respect to all information so furnished. Notwithstanding anything in this Agreement to the contrary, the estate or designated beneficiary shall automatically be admitted to the Company as a Special Member and shall receive allocations and distributions to the extent and in the manner provided for in this Agreement with respect to such deceased Individual Member.

     (b) If, at any time during the term of the Company, the Management Board determines in good faith that any further participation by a Special Member in the Company's affairs would be detrimental to any Portfolio Company, the
Company, the other Individual Members, Greenhill, any Fund, any Investor or any
of their respective Affiliates, then, to the extent determined appropriate by the Management Board in its discretion and to the maximum extent permitted by applicable law, such Special Member shall cease to have the right to obtain information regarding the Company and its affairs or regarding any Company or any Fund Investment (other than any financial statements of the Company and underlying documentation supporting such financial statements).

     (c) A Special Member shall not be entitled to vote, except for purposes of clause (x) of Section 11.01(b)(ii), except as required by applicable law and except where a Special Member's interests in Fund Investments existing at the time any vote or

                                       16

approval of the Members or the Individual Members is required pursuant to
Article 2 or 11.01 or any other provision of this Agreement shall be materially adversely affected by such vote or approval in a way that is different from the effect of such vote or approval on any other Members. To the extent such Special
Member is not entitled to vote, such Special Member's economic interest, if any, shall be disregarded in connection with any such vote or approval and such
Special Member's Carried Interest Points shall be excluded from both the numerator and the denominator of the fraction representing the specified percentage of Carried Interest Points required for the consent or approval of
Members under this Agreement.

                                    ARTICLE 4
                                    EXPENSES

     SECTION 4.01. Definition of Expenses. "Company Expenses" means any expenses incurred by the Company including without limitation (a) Indemnification
Obligations: (b) all costs and expenses of organizing the Company; and (c) all routine administrative expenses of the Company, including salaries and employee benefit expenses of employees, consultants and independent contractors of the
Company, fees and expenses associated with the maintenance of books and records of the Company, the employment or retention by the Company with respect to routine matters of accountants, attorneys and other professionals, and the preparation and dispatch to the Members of checks, financial reports and notices required by this Agreement.

     SECTION 4.02. Responsibility for Company Expenses among the Members. Any
Company Expense or Indemnification Obligation shall be borne by all Members, pro rata in proportion to their respective Capital Account balances at such time.

                                    ARTICLE 5
                              CAPITAL CONTRIBUTIONS

     SECTION 5.01. Capital Contributions. The Individual Members listed in
Schedule III (the "Contributing Members") shall be obligated to make Capital
Contributions to the Company in the amounts set forth opposite their names on
Schedule III. Except as required by the Delaware Act, the Members shall have no obligation to make any other contributions to the capital of the Company, whether to fund Partnership or Fund Investments, to fund Company Expenses or for any other reason.

     SECTION 5.02. Payment of Capital Contributions. All Capital Contributions
shall be paid to the Company in immediately available funds in United States dollars by 11:00 A.M. (New York City time) on the date and to the account

                                       17

specified by the Management Board. Capital Contributions may include amounts that the Management Board determines in its discretion are necessary or desirable to establish reserves in respect of Company Expenses or the Company's obligation to make its capital contribution to the Partnership.

                                    ARTICLE 6
                  CAPITAL ACCOUNTS; ALLOCATIONS; DISTRIBUTIONS

     SECTION 6.01. Principles of Distributions Attributable to Invested Capital.
Except as otherwise provided in this Agreement, all Proceeds received by the
Company, including Proceeds in respect of the Company's capital contributions as general partner of the Partnership, shall be distributed as follows: Proceeds that are cash or readily-marketable securities received from the Partnership shall be distributed or paid promptly after the receipt thereof, and in the case of other types of Proceeds at such time as the Management Board shall determine in its discretion. With respect to any Proceeds referred to in this paragraph, the Management Board shall, at the time of distribution, determine each
Contributing Member's Investment Percentage of such Proceeds and make distributions of such amounts to the Contributing Members.

     SECTION 6.02. Principles of Distributions Attributable to Carried Interest.
Except as otherwise provided in this Agreement, Proceeds from any Fund
Investment representing Carried Interest from any Fund Investment shall be distributed promptly after the Company receives such proceeds for the
Partnership. The Management Board shall, at the time of distribution, determine each member's Carried Interest Share of such Proceeds and make distributions of such amounts to the Members.

     SECTION 6.03. Other Provisions Relating to Distributions. (a) All cash distributions shall be made in immediately available funds in U.S. Dollars, except to the extent that distributions in U.S. dollars would be illegal under applicable law, in which case, to such extent, distributions shall be made in the currency in which cash is received by the Company.

     (b) In connection with any distribution of cash, securities or other property received by the Company, the Management Board may, in its discretion, set off against, or withhold from, the amount distributable to any Member the following amounts:

          (i) such Member's share of any Company Expense or any other amount due from such Member to the Company; and

          (ii) any amounts required to pay, or to reimburse (on a net after-tax basis) any Indemnified Person for the payment of, any taxes and related expenses that the Management Board in good faith determines to be properly attributable to

                                       18

     such Member (including, without limitation, withholding taxes and interest, penalties and expenses incurred in respect thereof).

Any amounts so set off or withheld pursuant to this Section 6.03 shall be treated for all purposes of this Agreement as if actually distributed to such
Member and shall be applied by the Management Board to discharge the obligation in respect of which such amounts were withheld.

     (c) The Management Board shall have the right, in its discretion, to withhold amounts otherwise distributable by the Company to a Member in order to make such provision as the Management Board, in its discretion, deems necessary or advisable for the payment of such Member's share of any future Company
Expense if the nature and amount of such Company Expense is known or reasonably anticipated at the time of distribution.

     (d) Notwithstanding anything in this Agreement to the contrary, the Company shall not make any distributions pursuant to this Agreement except to the extent permitted by the Delaware Act.

     SECTION 6.04. Capital Accounts; Adjustments to Capital Accounts. (a) There
shall be established for each Member, on the books and records of the Company, a capital account (a "Capital Account"). Each Member's Capital Account shall initially be zero and shall be adjusted as set forth in this Section 6.04.

     (b) The Capital Account of each Member shall be adjusted as follows:

          (i) Cash Contributions. The amount of cash contributed to the Company by such Member shall be credited to the Capital Account of such Member.

          (ii) Distributions. The amount of cash (or the value of other property distributed in kind as determined in accordance with the Fund Agreements), distributed by the Company to any Member shall be debited against the
     Capital Account of such Member.

          (iii) Income, Profit or Gain. The amount of any allocation of income, profit or gain made by the Company to any Member shall be credited to the
     Capital Account of such Member.

          (iv) Expense, Deduction or Loss. The amount of any allocation of expense, deduction or loss made by the Company to any Member shall be debited against the Capital Account of such Member.

                                       19

     (c) The Company's items of income, gain, loss, deduction and expense shall be allocated to the Capital Accounts as follows:

          (i) Allocation of Company Expenses. The amount of any Company Expense shall be allocated among the Members in accordance with Section 4.02.

          (ii) Allocation of Interest Income and Expense. The amount of any interest earned on any Member's Capital Contribution shall be allocated to the Capital Account of such Member.

          (iii) Allocation of a Carry Participating Partner's Carry Income,
     Gains and Losses. All income and gains representing the Carried Interest shall be allocated among the Members in a manner consistent with the corresponding distributions made or to be made pursuant to Section 6.02.
     All losses with respect to a Carried Interest Annual Pool shall be allocated among the Members in a manner consistent with each Member's
     Carried Interest Share.

          (iv) Residual Allocations. The Company's remaining net income or net loss (after giving effect to clauses (i) through (iii) of this Section
     6.04(c) for any fiscal period and each item of income, gain, loss, deduction or expense shall be allocated among the Members in a manner consistent with the corresponding distributions made or to be made pursuant to Sections 6.01 and 9.04.

     SECTION 6.05. Tax Allocations. (a) For federal, state and local income tax purposes, each item of income, gain, loss, deduction and credit of the Company shall be allocated among the Members as nearly as possible in the same manner as the corresponding item of income, expense, gain or loss is allocated pursuant to the other provisions of this Article 6. It is intended that the Capital Accounts will be maintained at all times in accordance with Section 704 of the Code and applicable Treasury regulations thereunder, and that the provisions hereof relating to the Capital Accounts be interpreted in a manner consistent therewith. The Management Board shall be authorized by this Section 6.05 to make appropriate amendments to the allocations of items pursuant to Article 6 if necessary in order to comply with Section 704 of the Code or applicable Treasury regulations thereunder; provided that no such change shall have an adverse effect upon the amount distributable to any Member hereunder.

     (b) Notwithstanding anything else contained in this Article 6, if any
Member has a deficit Capital Account for any fiscal period as a result of any adjustment, allocation or distribution of the type described in Treasury
Regulations Section 1.704-1(b)(2)(ii)(d)(4)-(6), then the Company's income and gain will be specially allocated to such Member in accordance with Treasury
Regulations Section 1.704-1(b)(2)(ii)(d).

                                       20

     SECTION 6.06. Foreign Currency Considerations. At the time any cash is received in a currency other than U.S. Dollars for payment (as distributions or otherwise) to Members:

          (i) if such cash is to be paid (as a distribution or otherwise) in
     U.S. Dollars, the Management Board shall effect the conversion of such cash into U.S. Dollars, at the exchange rate determined by the Management Board, as soon as practicable after such cash is received; and

          (ii) if, pursuant to Section 6.03(a), such cash is to be paid in the currency in which it is received, the Management Board shall determine the
     U.S. Dollar equivalent of such cash, based upon the applicable exchange rate in effect on the date such cash is received, for purposes of this
     Article 6.

     SECTION 6.07. Loans and Withdrawal of Amounts Allocated to Capital
Accounts. Except as permitted by the Management Board, no Individual Member shall be permitted to borrow, or to make an early withdrawal of, any portion of the amounts allocated to his or her Capital Account.

     SECTION 6.08. Repayment of Certain Distributions. In the event that any amount distributed to an Individual Member hereunder is later determined by the
Management Board to be in excess of the amount such Individual Member was entitled to under this Agreement, such Individual Member shall return such amount to the Company.

                                    ARTICLE 7
                          REPORTS TO INDIVIDUAL MEMBERS

     SECTION 7.01. Reports. (a) The Management Board shall provide to each
Individual Member reports and financial information on the Company's affairs and on such Individual Member's Capital Account in such form and at such times as the Management Board shall determine in its discretion.

     (b) After the end of each fiscal year, the Management Board shall cause the independent certified public accountants of the Company to prepare and transmit, within 30 days after the tax returns for all Partnerships have been completed, or as soon thereafter as is practicable, a federal income tax form K-1 for each
Member, a copy of the Company's return filed for federal income tax purposes and a report setting forth in sufficient detail such transactions effected by the
Company during such fiscal year as shall enable each Member to prepare its
United States federal and state income tax returns, if any. The Management Board shall provide such materials to (i) each Member and (ii) each former Member (or its successors, assigns, heirs or personal representatives)

                                       21

who may require such information in preparing its United States federal and state income tax returns.

                                    ARTICLE 8
                   LIABILITY; EXCULPATION AND INDEMNIFICATION

     SECTION 8.01. Liability for Debts of the Company; Limited Liability. (a)
Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no
Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

     (b) Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability to the Company or any other Member in excess of such Member's obligations to make payments required to be made by such
Member under this Agreement.

     (c) An Individual Member may also be a limited partner of the Partnership, an employee, agent or officer of the Company or an employee, agent, officer, director or stockholder of Greenhill or any of its Affiliates. The existence of these relationships and acting in such capacities shall not affect the liability of the Individual Member so acting.

     SECTION 8.02. Exculpation and Indemnification. (a) No Indemnified Person
shall be liable to the Company or to the Members for any losses, claims, damages or liabilities arising from, related to, or in connection with this Agreement, the Company's business or affairs, the Partnership Agreement, any Fund Agreement or the Partnership's or the Funds' business or affairs (including any act or omission by any Indemnified Person and any activity of the type or character disclosed or contemplated in Section 2.08 or 2.09 hereof or in the Partnership
Agreement or any Fund Agreement (such disclosure being incorporated herein by reference) and no such activity will in and of itself constitute a breach of any duty owed by any Indemnified Person to any Member or the Company), except for any losses, claims, damages or liabilities resulting from such Indemnified
Person's gross negligence or willful misconduct.

     (b) The Company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person against any losses, claims, damages or liabilities, arising out of, related to or in connection with this
Agreement, the Company's business or affairs, the Partnership Agreement, the
Fund Agreements or the Partnership's or Funds' business or affairs, except for
(i) any such losses, claims, damages or liabilities resulting from such
Indemnified Person's gross negligence or willful misconduct, and (ii) any losses allocated to any Member's Capital Account. The

                                       22

Company will periodically reimburse each Indemnified Person for all expenses
(including fees and expenses of counsel) as such expenses are incurred in connection with investigating, preparing, pursuing or defending any Proceeding related to, arising out of or in connection with this Agreement, the Company's business or affairs, the Partnership Agreement, the Fund Agreements or the
Partnership's or Funds' business or affairs; provided that such Indemnified
Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnified
Person is not entitled to be indemnified by the Company in connection with such matter as provided in the exceptions contained in the immediately preceding sentence. If for any reason (other than the exceptions contained in the first sentence of this Section 8.02(b)) the foregoing indemnification is unavailable to any Indemnified Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Indemnified Person, on the other hand, or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. Any indemnity, contribution or reimbursement obligation of the Company under this
Section 8.02(b) is referred to as an "Indemnification Obligation."

     (c) Each Member covenants for itself and its successors, assigns, heirs and personal representatives that such Person will, at any time prior to or after dissolution of the Company, whether before or after such Person's withdrawal from the Company, pay to the Company on demand any amount which the Company properly pays in respect of taxes (including withholding taxes) imposed upon income of, or distributions in respect of Partnership Investments made to, such
Member.

     (d) In the event that any Individual Member initiates any Proceeding against the Company, the Senior Managing Member, a Senior Member, Greenhill or
any Affiliate of Greenhill and a judgment or order not subject to further appeal or discretionary review is rendered in respect of such Proceeding for the
Company, the Senior Managing Member, any Senior Member, Greenhill or any
Affiliate of Greenhill, as the case may be, such Individual Member shall be solely liable for all costs and expenses of the Company, the Senior Managing
Member, such Senior Member, Greenhill or such Affiliate of Greenhill, as the case may be, attributable thereto and shall pay such amounts in cash to the
Persons incurring such costs and expenses within 90 days after the entry of such judgment or order.

     (e) Notwithstanding anything else contained in this Agreement, the exculpation provisions under 8.02(a) and the reimbursement, indemnity and contribution obligations of the Company under Section 8.02(b) shall:

                                       23

          (i) be in addition to any liability which the Company may otherwise have; and

          (ii) be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each
     Indemnified Person.

     (f) To the extent that, at law or in equity, any Member has duties
(including fiduciary duties) and liabilities relating thereto to the Company or to any other Member, the Member acting in connection with the Company's affairs shall not be liable to the Company or to any other Member for its good faith reliance on the provisions of this Agreement. To the fullest extent permitted by applicable law, the provisions of this Agreement, to the extent that they restrict the duties and liabilities or rights and powers of the Members otherwise existing at law or in equity, are agreed by the Members to replace such other duties, liabilities, rights and powers of the Members.

     (g) The foregoing provisions of this Section 8.02 shall survive for a period of four years from the date of dissolution of the Company; provided that if at the end of such period, there are any Proceedings then pending or any other liability (whether contingent or otherwise) or claim then outstanding, any
Individual Member shall so notify the Management Board, Greenhill or a Senior
Member at such time (which notice shall include a brief description of each such
Proceeding (and of the liabilities asserted in such Proceeding) and of such liabilities and claims) and the foregoing provisions of this Section 8.02 shall survive with respect to each such Proceeding, liability and claim set forth in such notice (or any related Proceeding, liability or claim based upon the same or a similar claim) until such date that such Proceeding, liability or claim is ultimately resolved.

                                    ARTICLE 9
                     DURATION AND DISSOLUTION OF THE COMPANY

     SECTION 9.01. Duration. The term of the Company shall continue for so long as the Partnership or any of the Funds continue in existence, unless the Company is sooner dissolved pursuant to Section 9.02; provided that in order to permit an orderly winding up of the affairs of the Company, subject to Section 9.02, the Management Board may, in its discretion, extend the term of the Company for up to three successive one-year terms following the expiration of such initial term.

     SECTION 9.02. Dissolution. Subject to the Delaware Act, the Company shall be dissolved and its affairs shall be wound up upon the earliest of:

     (a) the expiration of the term of the Company provided in Section 9.01;

                                       24

     (b) in the discretion of the Management Board, upon the dissolution and distribution of assets of the Partnership and of all the Funds;

     (c) a decision made by the Management Board, after consultation with counsel, to dissolve the Company because it has determined in good faith that
(i) changes in any applicable law or regulation would have a material adverse effect on the continuation of the Company or (ii) such action is necessary or desirable as provided in Section 2.14;

     (d) the written consent of all Members;

     (e) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; and

     SECTION 9.03. Liquidation of Company. Upon dissolution, the Company's business shall be liquidated in an orderly manner. Except as provided in the immediately succeeding sentence, the Management Board shall be the liquidator to wind up the affairs of the Company pursuant to this Agreement. If the Management
Board is not available to serve as liquidator or if the Company shall be dissolved upon dissolution of the Partnership or any of the Funds in accordance with the terms of the applicable Partnership Agreement or Fund Agreement, the
Individual Members may by approval of the Majority Individual Members appoint one or more liquidators to act as the liquidator in carrying out such liquidation. In performing its duties, the liquidator is authorized to sell, distribute, exchange or otherwise dispose of the assets of the Company in any reasonable manner that the liquidator shall determine to be in the best interest of the Members.

     SECTION 9.04. Distribution upon Dissolution of the Company. (a) Upon dissolution of the Company, the liquidator winding up the affairs of the Company shall determine in its discretion which assets of the Company shall be sold and which assets of the Company shall be retained for distribution in kind to the
Members. Subject to the Delaware Act, after all liabilities (contingent or otherwise) of the Company have been satisfied or duly provided for (as determined by the liquidator in its discretion), the remaining assets of the
Company shall be distributed to the Members in proportion to their respective positive Capital Accounts up to the amounts thereof, and thereafter in the manner in which additional amounts would have been distributed pursuant to
Article 6.

     (b) In the discretion of the liquidator, and subject to the Delaware Act, all or a portion of the assets of the Company may be:

          (i) distributed to a trust established for the benefit of the Members for purposes of liquidating Company assets, collecting amounts owed to the
     Company, and satisfying any liabilities or obligations of the Company arising out of, or in connection with, this Agreement or the Company's affairs; or

                                       25

          (ii) withheld, with respect to any Member, to provide a reserve reasonably required for Company Expenses; provided that such withheld amounts shall be distributed to the Members as soon as the liquidator determines, in its discretion, that it is no longer necessary to retain such amounts.

     The assets of any trust established in connection with clause (i) above shall be distributed to the Members from time to time, in the discretion of the liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement.

     (c) Each Member shall look solely to the assets of the Company for the return of such Member's aggregate invested capital in Partnership Investments, and no Member shall have priority over any other Member as to the return of such invested capital.

     SECTION 9.05. Resignation of Individual Members. Except as otherwise provided in Article 10 or with the approval of the Management Board, an
Individual Member may not resign or withdraw from the Company prior to its dissolution and winding up.

                                   ARTICLE 10
                     TRANSFERABILITY OF A MEMBER'S INTEREST

     SECTION 10.01. Restrictions on Transfer. A Member may not, directly or indirectly, sell, exchange, transfer, assign, pledge, hypothecate or otherwise dispose of all or any portion of its limited liability company interest
(including any entitlement to any distributions hereunder) in the Company (any such direct or indirect sale, exchange, transfer, assignment, pledge, hypothecation or other disposition being herein collectively called "Transfers")
to any Person, except with the consent of the Management Board.

     SECTION 10.02. Expenses of Transfer; Indemnification. All expenses, including attorneys' fees and expenses, incurred by the Company in connection with any Transfer shall be borne by the transferring Member or such Member's transferee (any such transferee, when admitted and shown as an Individual Member on the books and records of the Company, being hereinafter called a "Substituted
Individual Member"). In addition, the transferring Member or such transferee shall indemnify the Company and the Management Board in a manner satisfactory to the Management Board against any losses, claims, damages or liabilities to which the Company or the Management Board may become subject arising out of, related to or in connection with any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee.

     SECTION 10.03. Recognition of Transfer; Substituted Members. (a) If the
Management Board approves the admission of any Person to the Company as a

                                       26

Substituted Individual Member, such Person, as a condition to its admission as a
Member, shall execute and acknowledge such instruments (including a counterpart of this Agreement), in form and substance satisfactory to the Management Board, as the Management Board reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such Person to be bound by all the terms and provisions of this Agreement with respect to the limited liability company interest in the Company acquired by such Person.

     (b) The Company shall not recognize for any purpose any purported Transfer of all or any part of a Member's limited liability company interest in the
Company and no assignee, transferee or other recipient of all or any part of such interest shall become a Substituted Individual Member hereunder unless:

          (i) the provisions of this Article 10 shall have been complied with;

          (ii) the Management Board shall have been furnished with the documents effecting such Transfer, in form reasonably satisfactory to the Management
     Board, executed and acknowledged by both the assignor or transferor and assignee, transferee or other recipient;

          (iii) such assignee, transferee or other recipient shall have represented that such Transfer was made in accordance with all applicable laws and regulations;

          (iv) all necessary governmental consents shall have been obtained in respect of such Transfer;

          (v) the books and records of the Company shall have been changed
     (which change shall be made as promptly as practicable) to reflect the admission of such Substituted Individual Member; and

          (vi) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Individual Members.

     Upon the satisfaction of the conditions set forth in this Section 10.03, any such assignee or other recipient shall become a Substituted Individual
Member.

     Any Person who succeeds to any Member's limited liability company interest in the Company and who becomes a Substituted Individual Member shall, for purposes of the calculations under Section 6.04, be bound by such calculations previously made with respect to the transferring Member pursuant to this
Agreement, and shall be otherwise

                                       27

treated with respect to such calculations as if such Person were the Member from the inception of the Company.

                                   ARTICLE 11
                                 MISCELLANEOUS

     SECTION 11.01. Entire Agreement; Amendments; Waivers; Termination. (a) This
Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

     (b) Any provision of this Agreement (including Article 10) may be amended or waived by a written agreement executed by the Management Board and without the approval of any Individual Member; provided that,

          (i) the provisions of Article 8, Section 9.01 and this Section
     11.01(b) may not be amended or waived without the approval of the
     Management Board and each Individual Member;

          (ii) no amendment or waiver of the provisions of this Agreement may increase the liability of an Individual Member beyond the liability of such
     Individual Member expressly set forth in this Agreement or otherwise modify or affect the limited liability of such Individual Member without the consent of the Management Board and the Individual Member affected thereby;
     and

          (iii) no provision of this Agreement that relates to or affects
     Greenhill may be amended or waived without the approval of Greenhill.

     (c) The Management Board shall give the affected Individual Members written notice of any amendment of this Agreement effected pursuant to Section 11.01(b)
within 30 days after the same becomes effective.

     SECTION 11.02. Mergers and Consolidations. The Company may merge or consolidate with or into one or more Delaware limited liability companies or other business entities (as defined in the Delaware Act) pursuant to, and in accordance with, Section 18-209 of the Delaware Act upon the approval of the
Management Board and the Majority Individual Members; provided that in connection with any such merger or consolidation, no amendment of any provision of this Agreement may be effected without the approval required for an amendment of such provision in accordance with Section 11.01. Notwithstanding anything else contained in this Agreement, any agreement of merger or consolidation approved in accordance with the preceding sentence may (x) effect any amendment to this Agreement or (y) effect the adoption of a new limited

                                       28

liability company agreement for the Company if it is the surviving or resulting entity in such merger or consolidation.

     SECTION 11.03. Investment Representation. Each Member, by executing this
Agreement, represents and warrants that his limited liability company interest in the Company has been acquired by him for his own account for investment and not with a view to resale or distribution thereof and that he is fully aware that in agreeing to admit him as a Member, the Management Board, Greenhill and the Company are relying upon the truth and accuracy of this representation and warranty.

     SECTION 11.04. Successors; Counterparts. This Agreement (i) shall be binding as to the executors, administrators, estates, heirs and legal successors of the Members and (ii) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

     SECTION 11.05. Governing Law; Severability. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware as applied between residents of that state entering into contracts wholly to be performed in that state. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware
Act. If it shall be determined by court order not subject to appeal or discretionary review that any provision or wording of this Agreement shall be invalid or unenforceable under the Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement, in which case this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

     SECTION 11.06. Further Assurance. Each Individual Member, upon the request of the Management Board, agrees to perform all further acts and to execute, acknowledge and deliver any documents that may reasonably be necessary to carry out the provisions of this Agreement.

     SECTION 11.07. Filings. The Management Board shall promptly prepare, following the execution and delivery of this Agreement, any documents required to be filed and recorded, or, which are in the Management Board's discretion, appropriate for filing and recording, under the Delaware Act, and any Senior
Member, as an authorized person, shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each State in which the Company may hereafter establish a place of business. Any Senior Member shall also promptly cause to be filed, recorded and published such statements of fictitious business name and other notices, certificates, statements or other instruments required by any

                                       29

provision of any applicable law of the United States or any State or other jurisdiction which governs the conduct of its business from time to time.

     SECTION 11.08. Power of Attorney. (a) Each Individual Member does hereby constitute and appoint each Senior Member, with full power of substitution, as his true and lawful representative and attorney-in-fact, in his name, place and stead to make, execute, sign, deliver and file (i) the Certificate of Limited
Liability Company and any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the
Company, (ii) any amendments to this Agreement in accordance with Section 11.01,
(iii) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of
Delaware or any other State, or any political subdivision or agency thereof, or any foreign country, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company and (iv) any document, certificate, instrument or agreement necessary or desirable to effectuate the transfer of all or any part of a Member's limited liability company interest in the Company in accordance with the provisions of Articles 3 or 10.

     Such representatives and attorneys-in-fact shall not have any right, power or authority to amend or modify this Agreement except in accordance with the terms of this Agreement when acting in such capacities.

     (b) The power of attorney granted pursuant to this Section 11.08 is coupled with an interest and shall survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Individual
Member granting such power of attorney or the transfer of all or any portion of such Individual Member's limited liability company interest in the Company, and extend to such Individual Member's successors, assigns and legal representatives.

     SECTION 11.09. No Bill for Company Accounting. Subject to mandatory provisions of law applicable to an Individual Member and to circumstances involving a breach of this Agreement, each of the Members covenants that it will not (except with the consent of the Management Board) file a bill for a Company accounting.

     SECTION 11.10. Goodwill. No value shall be placed on the name or goodwill of the Company.

     SECTION 11.11. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, facsimile or similar writing) and shall be given to such party at its address or telex or facsimile number set forth in a schedule filed with the records of the Company or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice in like manner to the Management Board. Each such notice, request or other communication shall be effective (a) if given by telex or facsimile, when such telex or facsimile is transmitted to the telex

                                       30

or facsimile number specified pursuant to this Section 11.11 and the appropriate answerback or confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified pursuant to this Section 11.11.

     SECTION 11.12. Arbitration. In the event that any dispute arises between an
Individual Member, on the one hand, and Greenhill, the Company, the Management
Board or any Senior Member, on the other hand, relating to or in connection with this Agreement, the Company and its business or affairs, the Partnership
Agreement, the Fund Agreements or the Partnership's business or affairs, such
Members shall attempt to resolve such dispute by discussion and negotiation within thirty days after the date one such party (the "Initiating Party")
initially raises such dispute. Any and all disputed issues that are not resolved in writing by the parties during such thirty (30) day period shall be finally settled by binding arbitration to be held in Wilmington, Delaware or New York
City, New York in accordance with the Commercial Arbitration Rules of the
American Arbitration Association, as from time to time amended and in effect.
The parties to this Agreement hereby waive (and agree to cause their respective
Affiliates to waive) any right to refer such dispute or controversy to any other forum or tribunal. The arbitration panel shall be composed of three arbitrators, appointed pursuant to the following procedure. The Initiating Party shall notify the other party (the "Responding Party") of the substance of its claim and the name and address of the arbitrator chosen by the Initiating Party. Within thirty days of receipt of such notification, the Responding Party shall notify the
Initiating Party of its answer to the claim made, any counterclaim which it wishes to assert in the arbitration, and the name and address of the arbitrator chosen by the Responding Party. If this is not done by the Responding Party within thirty (30) days, appointment of the second arbitrator shall be made by the American Arbitration Association upon request of the Initiating Party. The arbitrators shall choose a third arbitrator, who shall serve as president of the panel thus composed. If the arbitrators fail to agree upon the choice of a third arbitrator within thirty (30) days from the appointment of the second arbitrator, the third arbitrator will be appointed by the American Arbitration
Association upon the request of the arbitrators or either of the parties. In all cases the arbitrators must be persons who are knowledgeable about and have recognized ability and experience in dealing with the subject matter of the dispute. The arbitrators will decide the dispute by majority decision and in accordance with Delaware law. The decision shall be rendered in writing and shall bear the signatures of at least two arbitrators. It also shall identify the members of the arbitration panel, and the time and place of the award granted. Finally, it will determine the expenses of the arbitration and the party who shall be charged therewith or the allocation of the expenses between the parties in the discretion of the panel. The arbitration decision shall be rendered as soon as possible, but in any event not later than six months after the constitution of the arbitration panel. The arbitration decision shall be final and binding upon both parties. Judgment upon any award rendered by the arbitration panel may be entered in any court having jurisdiction thereof or having jurisdiction over the party

                                       31

against whom enforcement is sought or having jurisdiction over any of such party's assets. To the maximum extent permitted by law, the parties to this
Agreement hereby waive (and agree to cause their respective Affiliates to waive)
any right of appeal from any judgment rendered upon an award, particularly including (but not limited to) appeals with respect to any question of law.

     SECTION 11.13. No Partnership Intended for Non-tax Purposes. The Company
has been formed as a limited liability company under the Delaware Act and the
Members expressly disclaim any intention to form a partnership under either the
Uniform Partnership Act, the Revised Uniform Limited Partnership Act or any
other partnership law. Except as provided in Section 2.11, the Members do not intend to be partners one to another or partners as to any third party. To the extent any Member, by word or action, represents to another Person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to another Member who incurs personal liability by reason of such wrongful representation.

     SECTION 11.14. Withholding. The Management Board shall have the right to deduct and withhold from any distributions or other assets any federal, state or local taxes that it determines in good faith to be required by law to be withheld with respect to income allocable to any Member.

     SECTION 11.15. Headings. Section and other headings contained in this
Agreement are for reference only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

                                       32

     IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

By: Greenhill & Co., LLC

By: /s/ Robert H. Niehaus
    -------------------------------
    Name: Robert H. Niehaus
    Title: Senior Member

                                       33

                  Individual Member Signature Page for GCP, LLC

Individual Member:

/s/ Scott L. Bok
-----------------------------------
Name: Scott L. Bok

Individual Member
Commencement Date:

Address for Notices:
Greenhill & Co., LLC
31 West 52nd St. 16th Floor
New York, NY 10019

Accepted:

By: GCP, LLC

By: /s/ Robert H. Niehaus
    -------------------------------
    Name: Robert H. Niehaus
    Title: Senior Member

                  Individual Member Signature Page for GCP, LLC

Individual Member:

/s/ Robert F. Greenhill
-------------------------
Name: Robert F. Greenhill

Individual Member
Commencement Date:

Address for Notices: Greenhill & Co., LLC
                     31 West 52nd Street, 16th Floor
                     New York, NY 10019

Accepted:

By: GCP, LLC

By: /s/ Robert H. Niehaus
    -------------------------------
    Name: Robert H. Niehaus
    Title: Senior Member

                  Individual Member Signature Page for GCP, LLC

Individual Member:

/s/ Robert H. Niehaus
-----------------------
Name: Robert H. Niehaus

Individual Member
Commencement Date:

Address for Notices:
                     Greenhill Capital Partners
                     31 West 52nd St.
                     16th Floor
                     New York, NY 10019

Accepted:

By: GCP, LLC

   By: /s/ Robert H. Niehaus
       ------------------------------
       Name: Robert H. Niehaus
       Title: Senior Member

                                                                      APPENDIX A

                                   DEFINITIONS

     "Advisers Act" means the Investment Advisers Act of 1940, as amended from time to time.

     "Advisory Limited Partner" means each of the limited partners of the
Partnership who is predominantly engaged in the advisory business of Greenhill.

     "Affiliate" of any Person means any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Limited Liability Company Agreement, as amended from time to time.

     "Authorized Representative" has the meaning set forth in Section 2.12(a).

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

     "Capital Account" has the meaning set forth in Section 6.04.

     "Capital Contribution" means with respect to each of the Members whose names appear on Schedule I, the amount set forth opposite the name of such
Member on Schedule I.

     "Carried Interest" means that portion of the Carried Interest (as defined in the Fund Agreements) that may be distributed to the Partnership, as general partner of the Funds that in turn is distributed to the Company by the
Partnership.

     "Contributing Member" means each Member that makes Capital Contributions as provided in Section 5.01.

     "Carried Interest Points" means points, reflecting a share of the Carried
Interest, that are assigned to the limited partners of the Partnership pursuant to Article 6 of the Partnership Agreement.

     "Certificate of Limited Liability Company" has the meaning set forth in
Section 1.02.

                                      A-1

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Company" means GCP, LLC, a Delaware limited liability company, as such limited liability company may from time to time be constituted.

     "Company Expenses" has the meaning set forth in Section 4.01.

     "Contributing Members" has the meaning set forth in Section 5.01.

     "Delaware Act" has the meaning set forth in Section 1.02.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended from time to time.

     "Fund Agreement" means an agreement of limited partnership of a Fund, as amended from time to time.

     "Funds" has the meaning set forth in Section 1.04.

     "Fund Investment" means, with respect to a Fund, any Investment (as defined in the partnership agreement applicable to such Fund) made by such Fund pursuant to such partnership agreement.

     "Greenhill" means Greenhill & Co., LLC.

     "Indemnification Obligation" has the meaning set forth in Section 8.01(b).

     "Indemnified Person" means each Individual Member, (including the Senior
Managing Member and the Senior Members) both in such Person's capacity as a
Member and in such Person's capacity as a director, officer, stockholder, employee, agent or representative of the Company or of Greenhill or any of their respective Affiliates.

     "Individual Member" means, at any time, any Member other than Greenhill who is at such time a Member of the Company and who is shown as such on the books and records of the Company.

     "Initiating Party" has the meaning set forth in Section 11.12.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

     "Investment Percentage" means, with respect to any Contributing Member, the percentage derived by dividing (i) such Contributing Member's aggregate Capital
Contributions by (ii) the aggregate Capital Contributions of all Contributing
Members.

                                      A-2

     "Investor" means each or any investor in any Partnership or Partnership
Investment.

     "Limited Partner" means each of the limited partners of the Partnership.

     "Majority Individual Members" means, at any time and with respect to a matter, Individual Members entitled to vote on such matter having balances in their Capital Accounts at such time equal to more than 50% of the aggregate amount of all Capital Account Balances of all Individual Members entitled to vote on such matter (and present for purposes of a quorum, if applicable) at such time.

     "Management Board" has the meaning set forth in Section 2.01.

     "Members" means Greenhill and the Individual Members, and "Member" means any Individual Member or Greenhill, in their capacity as members of the Company.
Notwithstanding anything to the contrary contained herein, the Company shall have only one class or group of Members for all purposes of the Delaware Act and this Agreement.

     "Net Income" has the meaning set forth in the applicable Partnership
Agreement.

     "Net Loss" has the meaning set forth in the applicable Partnership
Agreement.

     "Partnership" has the meaning set forth in Section 1.04.

     "Partnership Agreement" means the agreement of limited partnership of the
Partnership as amended and in effect from time to time.

     "Person" means any individual, partnership, corporation, limited liability company, trust, estate or designated beneficiary or other entity.

     "Private Equity Limited Partner" means those limited partners listed on
Schedule I to the Partnership Agreement with Points designated as Private Equity
Points or who are subsequently designated as a Private Equity Limited Partner by the Management Board.

     "Proceeding" means any action, claim, suit, investigation or proceeding by or before any court, arbitrator, governmental body or other agency.

     "Proceeds" means, with respect to any Partnership Investment, all cash and non-cash proceeds received by the Partnership from any sale of, or distribution from, such Partnership Investment, including any dividends, interest or other distributions received by the Partnership in respect of such Partnership
Investment (net of any sales commissions, fees or other Investment Expense incurred, directly or indirectly, by the Partnership in connection with such receipt).

                                      A-3

     "Proprietary Information" means any information that may have intrinsic value to the Company, the Partnership or Greenhill, or its Affiliates, clients or other parties with which the Company, the Partnership or Greenhill, or its
Affiliates has a relationship, or that may provide the Company, the Partnership or Greenhill, or its Affiliates with a competitive advantage, including, without limitation, any trade secrets; formulas; flow charts; computer programs, access codes or other systems information; algorithms; business, product or marketing plans; sales and other forecasts; financial information; client lists; and
information relating to compensation and benefits; provided that such
Proprietary Information does not include any information which is available to the general public or is generally available within the relevant business or industry other than as a result of the Individual Member's action. Proprietary
Information may be in any medium or form, including without limitation, physical documents, computer files or discs, videotapes, audiotapes, and oral communications.

     "Required Members" means, with respect to a fiscal year, both (i) Members having a majority of the Carried Interest Points awarded for such year and (ii)
each of the Senior Members.

     "Responding Party" has the meaning set forth in Section 11.12.

     "Senior Managing Member" means Robert H. Niehaus as a member of the
Company.

     "Senior Members" has the meaning set forth in Section 2.02.

     "Substituted Individual Member" has the meaning set forth in Section 10.02.

     "Tax Matters Partner" has the meaning set forth in Section 2.11(c).

     "Transfers" has the meaning set forth in Section 10.01.

                                      A-4

                                                                     SCHEDULE II

                      Assignment of Carried Interest Points

Date of Assignment:
                    -----------------

Member:

Calendar Year Covered: January 1,      to December 31,
                                  ----                 ----

Investment*   Carried Interest Points

----------
     *To be specified either on an annual basis for all investments made during the year or on an investment-by-investment basis.

                                      S-2